                                                                     EXHIBIT 4.3

                                                INDEXED
Recorded at the request of:                 2002000362 BK 3953 PG 765
Chicago Title Insurance Company             OFFICIAL RECORDS OF MOHAVE COUNTY
                                 [SEAL]     JOAN MC CALL, MOHAVE COUNTY RECORDER
when recorded mail to:                      01/03/2002 04:09P PAGE 1 OF 5
JEFF CIACHURSKI                             CHICAGO TITLE INS CO
632 FOSTER AVE.                             RECORDING FEE 16.00
COQUITLAM, B.C. V3J 2L7

Order No.: 01020900-010-LS

                                  WARRANTY DEED

For the consideration of Ten Dollars, and other valuable considerations, I or we,

THOMAS R. REINGRUBER, TRUSTEE OF THE ROTARY LAND TRUST

do/does hereby convey to

JEFF CIACHURSKI, A MARRIED MAN AS HIS SOLE AND SEPARATE PROPERTY AND MICHAEL A. PATTERSON A WIDOWER, AS JOINT TENANTS

the following real property situated in MOHAVE, County, Arizona:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.








SUBJECT TO: Current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions and restrictions as may appear of record.

         And I or we do warrant the title against all persons whomsoever, subject to the matters set forth above.

Dated: OCTOBER 2, 2001

-s- THOMAS R. REINGRUBER          Trustee
-----------------------------------------     __________________________________
THOMAS R. REINGRUBER

_________________________________________     __________________________________

STATE OF Nevada         }                     This instrument was acknowledged
                        }   ss                before me this 14th day of
County of Clark         }                     December,_____by
                                              THOMAS R. REINGRUBER

                                              -s- Phyllis Silvaggio
                                              ----------------------------------
                                                                   Notary Public

                                              My commission will expire 12/03/02

                                                            [NOTARY PUBLIC SEAL]

Order No.: 01020900-010-LS

             ACCEPTANCE OF JOINT TENANCY WITH RIGHT OF SURVIVORSHIP

THAT CERTAIN DEED DATED OCTOBER 2, 2001, Wherein
THOMAS R. REINGRUBER, TRUSTEE OF THE ROTARY LAND TRUST

as Grantors, convey to

JEFF CIACHURSKI, A MARRIED MAN AS HIS SOLE AND SEPARATE PROPERTY AND MICHAEL A. PATTERSON, A WIDOWER, AS JOINT TENANTS

not as tenants in common and not as community property, but as joint tenants with right of survivorship, the property legally described as:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.








THAT the interests of the undersigned are being taken by them as Joint Tenants with the right of survivorship.

THAT each of us individually and jointly hereby assert and affirm that it is our intention to accept said instruments as Joint Tenants and to acquire any interest in, or any proceeds arising out of said property, not as tenants in common and not as community property but as Joint Tenants with the right of survivorship.

Dated this OCTOBER 2, 2001

-s- JEFF CIACHURSKI
-------------------------------------         __________________________________
JEFF CIACHURSKI


-------------------------------------         __________________________________
MICHAEL A. PATTERSON

CITY OF VANCOUVER               }             This instrument was acknowledged
                                }  ss         before me this 28th day of
Province of British Columbia    }             December, 2001 by JEFF CIACHURSKI

                                              [SEAL]

                                              -s- DALE RONDEAU
                                              ----------------------------------
                                                                   Notary Public

                                              My commission will expire N/A

Order No.: 01020900-010-LS

             ACCEPTANCE OF JOINT TENANCY WITH RIGHT OF SURVIVORSHIP

THAT CERTAIN DEED DATED OCTOBER 2, 2001, Wherein
THOMAS R. REINGRUBER, TRUSTEE OF THE ROTARY LAND TRUST

as Grantors, convey to

JEFF CIACHURSKI, A MARRIED MAN AS HIS SOLE AND SEPARATE PROPERTY AND MICHAEL A. PATTERSON, A WIDOWER, AS JOINT TENANTS

not as tenants in common and not as community property, but as joint tenants with right of survivorship, the property legally described as:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.







THAT the interests of the undersigned are being taken by them as Joint Tenants with the right of survivorship.

THAT each of us individually and jointly hereby assert and affirm that it is our intention to accept said instruments as Joint Tenants and to acquire any interest in, or any proceeds arising out of said property, not as tenants in common and not as community property but as Joint Tenants with the right of survivorship.

Dated this OCTOBER 2, 2001


-------------------------------------         __________________________________
JEFF CIACHURSKI

-s- MICHAEL A. PATTERSON
-------------------------------------         __________________________________
MICHAEL A. PATTERSON






STATE OF Calif.         }                     This instrument was acknowledged
                        }  ss                 before me this 26 day of
County of Orange        }                     December, 2001 by
                                              MICHAEL A. PATTERSON

                                              -s- Dorothy Bonnefin
                                              ----------------------------------
                                                                   Notary Public

                                              My commission will expire
                                              May 17, 2004

                              [NOTARY PUBLIC SEAL]

                                    EXHIBIT A

PARCEL 1:

The Northeast quarter of the Northeast quarter (NE1/4 NE1/4) of Section 3, Township 25 North, Range 16 West of the Gila and Salt River Base and Meridian. Mohave County, Arizona.

PARCEL 2:

The Northwest quarter of the Northwest quarter (NW1/4 NW1/4) of Section 3, Township 25 North, Range 16 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona.

PARCEL 3:

The North half (N1/2) and the Southwest quarter (SW1/4) of Section 3, Township 25 North, Range 16 West of the Gila and Salt River Base and Meridian, Mohave County, Arizona.

EXCEPT the Southeast quarter of the Southwest quarter (SE1/4 SW1/4), the Northeast quarter of the Northeast quarter (NE1/4 NE1/4), the Northwest quarter of the Northwest quarter (NW1/4 NW1/4) and the Southwest quarter of the Southwest quarter (SW1/4 SW1/4).

                            CERTIFICATION OF TRUSTEE

                     BENEFICIARIES DISCLOSURE (A.R.S. 33-401)

TRUSTEE: THOMAS R. REINGRUBER

         ADDRESS: 2408 W. ZAFRA CT., LAS VEGAS, NV 89102.

BENEFICIARY:

         ADDRESS:

BENEFICIARY: Nancy Dimick

         ADDRESS: 5360 Bonito Visto LV, NV 89149

BENEFICIARY: Vernon Dimick

         ADDRESS: 5360 Bonito Visto LV, NV 89149

BENEFICIARY: ___________________________________________________________________

         ADDRESS: _____________________________________________________________,

BENEFICIARY: ___________________________________________________________________

         ADDRESS: _____________________________________________________________,

BENEFICIARY: ___________________________________________________________________

         ADDRESS: _____________________________________________________________,

BENEFICIARY: ___________________________________________________________________

         ADDRESS: _____________________________________________________________,

THE ABOVE LIST IS A FULL LIST OF THE BENEFICIARIES UNDER THE TRUST NAMED ROTARY LAND TRUST, dated 12-12-01

-s- THOMAS R. REINGRUBER, Trustee
---------------------------------------
THOMAS R. REINGRUBER, Trustee

_______________________________________